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                                                                EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We have issued our report dated June 16, 1997 (except for Note 36 as to which the date is March 3, 1998) accompanying the financial statements of Tamaris PLC as of and for the two years ended March 31, 1997. We consent to the inclusion of the aforementioned report in this Registration Statement of Omega Worldwide, Inc. on Form S-1 and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON
London, United Kingdom

March 25, 1998